Exhibit 3.1

Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 For Office Use Only WY Secretary of State FILED: Mar 3 2025 2:56PM Original ID: 2025 - 001625207 Page 1 of 4 Profit Corporation Articles of Incorporation I. The name of the profit corporation is: Sensei Harbor Corp. II. The name and physical address of the registered agent of the profit corporation is: Registered Agents Inc 30 N Gould St Ste R Sheridan, WY 82801 Signature: Robin Jones Robin Jones Date: 03/03/2025 Print Name: Title: Authorized Signer Email: filings@registeredagentsinc.com Daytime Phone #: (307) 200 - 2803 $0.0010 Common Par Value: Number of Common Shares: 75,000,000 $0.0000 Preferred Par Value: Number of Preferred Shares: 0 The mailing address of the profit corporation is: 30 N Gould St Ste R Sheridan, WY 82801 IV. The principal office address of the profit corporation is: 30 N Gould St Ste R Sheridan, WY 82801 V. The number, par value, and class of shares the profit corporation will have the authority to issue are: VI. The name and address of each incorporator is as follows: Registered Agents Inc 30 N Gould St Ste R Sheridan, WY 82801 III.

Signature: Print Name: Title: Email: Daytime Phone #: Robin Jones Robin Jones Authorized Signer filings@registeredagentsinc.com (307) 200 - 2803 Date: 03/03/2025 I acknowledge having read W.S. 6 - 5 - 308. W.S. 6 - 5 - 308. Penalty for filing false document. (a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly: (i) Falsifies, conceals or covers up by any trick, scheme or device a material fact; (ii) Makes any materially false, fictitious or fraudulent statement or representation; or (iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry. The Wyoming Secretary of State requires a natural person to sign on behalf of a business entity acting as an incorporator, organizer, or partner. The following individual is signing on behalf of all Organizers, Incorporators, or Partners. Filer Information: By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation. Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge. I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17 - 16 - 101 through 17 - 16 - 1804) and Registered Offices and Agents Act (W.S. 17 - 28 - 101 through 17 - 28 - 111). I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State. I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing. I have conducted the appropriate name searches to ensure compliance with W.S. 17 - 16 - 401. I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Registered Agents Inc I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17 - 28 - 104(e). Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6 - 5 - 308. Filer is: An Individual An Organization Page 2 of 4

Consent to Appointment by Registered Agent Registered Agents Inc , whose registered office is located at 30 N Gould St Ste R, Sheridan, WY 82801 , voluntarily consented to serve as the registered agent for Sensei Harbor Corp. and has certified they are in compliance with the requirements of W.S. 17 - 28 - 101 through W.S. 17 - 28 - 111. I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity. Signature: Robin Jones Robin Jones Date: 03/03/2025 Print Name: Title: Authorized Signer Email: filings@registeredagentsinc.com Daytime Phone #: (307) 200 - 2803 Wyoming Secretary of State Herschler Bldg East, Ste.100 & 101 Cheyenne, WY 82002 - 0020 Ph. 307 - 777 - 7311 Page 3 of 4

STATE OF WYOMING Office of the Secretary of State I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled. CERTIFICATE OF INCORPORATION Sensei Harbor Corp. I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 3rd day of March , 2025 at 2:56 PM. Remainder intentionally left blank. Filed Date: 03/03/2025 Secretary of State Filed Online By: Robin Jones on 03/03/2025 Page 4 of 4